Exhibit 99.1

For Immediate Release	Contact:	Denise Bernstein
(212) 521-6451

INDEPENDENCE TAX CREDIT PLUS L.P. II
RESPONDS TO TENDER OFFER

New York, New York,  October 18, 2012 -- Independence Tax Credit Plus L.P. II (“Independence II”) responded today as follows to an unsolicited tender offer (the “Offer”) by Peachtree Partners (the “Offeror”) to purchase up to 4.9% of the 58,928 outstanding limited partnership units of Independence II at a price of $18 per unit, less certain reductions to that purchase price (including an “administrative fee” of $100 per selling investor) as described in the Offeror’s written tender offer materials dated October 5, 2012 (the “Offering Materials”).  The Offeror is not affiliated with Independence II or its general partner.

Independence II recommends that its unit holders not tender their units in response to the Offer.  As Independence II has previously announced, it is in the final stages of liquidating its assets and winding up its affairs. Accordingly, Independence II has ceased processing requests to transfer units and will not process any transfers of units pursuant to the Offer.

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Certain statements in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  These risks and uncertainties are detailed in Independence Tax Credit Plus L.P. II’s Annual Report on Form 10-K for the period ended March 31, 2012, and in its other filings with the Securities and Exchange Commission.  Such forward-looking statements speak only as of the date of this press release.  Independence Tax Credit Plus L.P. II expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Independence Tax Credit Plus L.P. II’s expectations with regard thereto or change in events, conditions, or circumstance on which any such statement is based.

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